UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2026
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INGRAM MICRO HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-42384	86-2249729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3351 Michelson Drive, Suite 100, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (714) 566-1000
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	INGM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.        Submission of Matters to a Vote of Security Holders

On May 13, 2026, Ingram Micro Holding Corporation (“Ingram Micro” or the “Company”) held its annual meeting of stockholders virtually. The Company’s stockholders considered and voted upon three matters at the meeting, with final voting results as follows:

Proposal 1 – Election of Directors

The Company’s stockholders elected each of Bryan Kelln, Mary Ann Sigler, Sharon Wienbar, and Eric Worley to serve as a director of the Company until the 2029 annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified.

Name	For	Withheld	Broker Non-Vote
Bryan Kelln	209,479,038	11,079,501	3,322,053
Mary Ann Sigler	208,569,610	11,988,929	3,322,053
Sharon Wienbar	219,807,986	750,553	3,322,053
Eric Worley	208,980,685	11,577,854	3,322,053

Proposal 2 – Advisory Vote on Executive Compensation

The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
219,651,345	904,467	2,727	3,322,053

Proposal 3 – Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026.

For	Against	Abstain
222,950,143	926,431	4,018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO HOLDING CORPORATION

By:	/s/ Augusto Aragone
Name:	Augusto Aragone
Title:	Executive Vice President, Secretary, and General Counsel
Date: May 14, 2026